Exhibit 4.1

FORM OF SPONSOR SHAREHOLDERS’ AGREEMENT

dated as of September [•], 2014

by and among

QUANTUM ENERGY PARTNERS IV, LP

Q-VANTAGE PARALLEL PARTNERS

QEM IV DIRECT INVESTMENT PARTNERS

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

C/R ENERGY III VANTAGE PARTNERSHIP, L.P.

RIVERSTONE ENERGY COINVESTMENT III, L.P. - CARLYLE ENERGY COINVESTMENT III

C/R ENERGY COINVESTMENT III, L.P. - RIVERSTONE ENERGY COINVESTMENT III

LR-VANTAGE HOLDINGS, L.P.

QUANTUM V INVESTMENT PARTNERS

RIVERSTONE V VANTAGE II HOLDINGS, LP

 LR-VANTAGE HOLDINGS II, LP

VANTAGE ENERGY INVESTMENT LLC

VANTAGE ENERGY INVESTMENT II LLC

VANTAGE ENERGY INC.

ROGER J. BIEMANS

and

THOMAS B. TYREE, JR.

SPONSOR SHAREHOLDERS’ AGREEMENT

i

SPONSOR SHAREHOLDERS’ AGREEMENT

This SPONSOR SHAREHOLDERS’ AGREEMENT (as amended, modified and supplemented from time to time, this “Agreement”), dated as of September [•], 2014, by and among Quantum Energy Partners IV, LP, a Delaware limited partnership (“Quantum Energy”), Q-Vantage Parallel Partners, a Delaware limited partnership (“Q-Vantage”), QEM IV Direct Investment Partners, a Delaware limited partnership (“QEM”), Quantum V Investment Partners, a Delaware limited partnership (“Quantum V” and, together with Quantum Energy, Q-Vantage and QEM, “Quantum”), Carlyle/Riverstone Global Energy and Power Fund III, L.P., a Delaware limited partnership (“C/R Energy and Power Fund”), C/R Energy Vantage III Partnership, L.P., a Delaware limited partnership (“C/R Energy Vantage”), Riverstone Energy Coinvestment III, L.P., a Delaware limited partnership (“Riverstone Energy Coinvestment”), C/R Energy Coinvestment III, L.P., a Delaware limited partnership (“C/R Energy Coinvestment”), Riverstone V Vantage II Holdings, L.P., a Delaware limited partnership (“Riverstone V” and,  together with C/R Energy and Power Fund, C/R Energy Vantage, Riverstone Energy Coinvestment and C/R Energy Coinvestment, “Riverstone”), LR-Vantage Holdings, L.P., a Delaware limited partnership (“LR Vantage I”), LR-Vantage Holdings II, L.P., a Delaware limited partnership (“LR Vantage II” and, together with LR Vantage I, “Lime Rock”), Vantage Energy Investment LLC, a Delaware limited liability company (“Vantage Investment I”), Vantage Energy Investment II LLC, a Delaware limited liability company (“Vantage Investment II”), Vantage Energy Inc., a Delaware corporation (the “Company” and, together with Vantage Investment I and Vantage Investment II, collectively, the “Vantage Entities”), Roger J. Biemans (“Biemans”) and Thomas B. Tyree, Jr. (“Tyree” and, together with Biemans, the “Key Investors”). Quantum, Riverstone, and Lime Rock (each, a “Sponsor Group”) and the Vantage Entities and the Key Investors are each a “Party” and collectively the “Parties” to this Agreement.

RECITALS

WHEREAS, the Company was incorporated as a corporation under the laws of Delaware pursuant to the DGCL on May 7, 2014;

WHEREAS, Vantage Investment I and Vantage Investment II were formed as limited liability companies under the laws of Delaware pursuant to the Delaware Limited Liability Company Act, each on August 7, 2014, in order to hold the shares of the common stock of the Company prior to the initial public offering of the common stock of the Company (the “IPO”) following certain reorganizational steps that were completed in connection with, and consummated immediately prior to, the IPO; and

WHEREAS, in connection with the IPO of shares of common stock of the Company (the “Common Shares”), the Parties hereto desire to enter into this Agreement in order to provide for certain rights and obligations hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the Parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For the purposes of the preceding sentence, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, no Person shall be considered an Affiliate as a result of any employment or management arrangement with the Company or any its subsidiaries.  The term “Affiliated” has a correlative meaning.

“Appointed Directors” has the meaning set forth in Section 3.1(a).

“Biemans” has the meaning set forth in the introductory paragraph.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Common Shares” means the issued and outstanding shares of the Company’s common stock, including the shares held by Vantage Investment I and Vantage Investment II.

“Company” has the meaning set forth in the introductory paragraph and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“C/R Energy and Power Fund” has the meaning set forth in the introductory paragraph.

“C/R Energy Coinvestment” has the meaning set forth in the introductory paragraph.

“C/R Energy Vantage” has the meaning set forth in the introductory paragraph.

“Director” means any director on the Board of Directors of the Company.

“DGCL” means the Delaware General Corporation Law.

“Equity Securities” any equity interest of the Company or any successor of the Company, whether by merger, acquisition, reorganization, conversion or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 5.5.

“Initial Directors” has the meaning set forth in Section 3.1(a).

“IPO” means the initial registered offering of Common Shares taking place on the IPO Date.

“IPO Date” means September [•], 2014.

“Key Investors” has the meaning set forth in the introductory paragraph.

“Law” means, with respect to any Person, (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Lime Rock” has the meaning set forth in the introductory paragraph.

“LR Vantage I” has the meaning set forth in the introductory paragraph.

“LR Vantage II” has the meaning set forth in the introductory paragraph.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means, with respect to any Person, (i) an Affiliate of such Person; or (ii) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

“Person” means any individual, corporation, association, limited liability company, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“QEM” has the meaning set forth in the introductory paragraph.

“Quantum” has the meaning set forth in the introductory paragraph.

“Quantum Energy” has the meaning set forth in the introductory paragraph.

“Quantum V” has the meaning set forth in the introductory paragraph.

“Q-Vantage” has the meaning set forth in the introductory paragraph.

“Registrable Securities” means Common Shares and any Equity Securities that may be issued or distributed or be issuable in respect of Common Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction); provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such

Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act.

“Registration” means a registration with the SEC of the Company’s Equity Securities for offer and sale to the public under a Registration Statement.  The term “Register” shall have a correlative meaning.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of the date hereof, by and among the Sponsor Groups, the Vantage Entities, the Key Investors and the other parties thereto.

“Riverstone” has the meaning set forth in the introductory paragraph.

“Riverstone Energy Coinvestment” has the meaning set forth in the introductory paragraph.

“Riverstone V” has the meaning set forth in the introductory paragraph.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Special Election” has the meaning set forth in Section 4.2(a).

“Sponsor” means any one of the Parties comprising Quantum, Riverstone, or Lime Rock, and “Sponsors” means Quantum, Riverstone, and Lime Rock, collectively.

“Sponsor Director” means any director designated by Quantum, Riverstone or Lime Rock and elected to the Board of Directors in accordance with Article III.

“Sponsor Group” has the meaning set forth in the introductory paragraph.

“Transfer” means, with respect to any Equity Securities, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Equity Securities, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; provided, that the term “Transfer” shall not include the transfer of Common Shares in connection with the IPO.

“Tyree” has the meaning set forth in the introductory paragraph.

“Vantage Entities” has the meaning set forth in the introductory paragraph.

“Vantage Investment I” has the meaning set forth in the introductory paragraph.

“Vantage Investment I LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Vantage Investment I dated as of [•], 2014, as amended, modified and/or supplemented from time to time.

“Vantage Investment II” has the meaning set forth in the introductory paragraph.

“Vantage Investment II LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Vantage Investment II dated as of [•], 2014, as amended, modified and/or supplemented from time to time.

Section 1.2                                    General Interpretive Principles.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f)                                   For purposes of determining whether any thresholds hereunder have been satisfied, Equity Securities held by any Holders that are Affiliates shall be deemed to be aggregated with their respective Affiliates’ holdings of Equity Securities.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1                                    Registration Rights Agreement.

Upon the Transfer restrictions set forth in Section 4.1(a) having ceased to be effective in accordance with the terms of such section, the parties hereto shall enter into a registration rights agreement prior to the expiration of the lock-up agreement in effect as of the date hereof; provided that, prior to such time, the Company shall, upon request from any Sponsors who have elected to Transfer their Common Shares in accordance (and in compliance) with Section 4.1(a), from time to time file any Registration Statements required to effect such Transfer, and the Company shall bear the costs of Registration.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1                                    Board of Directors.

(a)                                 The Board of Directors shall initially consist of nine Directors.  At the time of the IPO, the Directors shall be Roger Biemans, Tom Tyree, Jonathan Farber, Bartow Jones, Wil VanLoh, Blake Webster, Ralph Alexander and Townes Pressler and [Robert Howard] (the “Initial Directors”), of which [Robert Howard] is an “independent director” under the applicable NYSE and SEC independence rules, and Blake Webster, Ralph Alexander and Townes Pressler are each deemed to be an “Appointed Director” designated by Quantum, Riverstone and Lime Rock, respectively. From and after the IPO, the rights of the Sponsors to nominate Directors shall be as follows, and the Sponsors shall cause Vantage Investment I and Vantage Investment II to vote their Common Shares in a manner consistent with the requirements set forth in this Section 3.1:

(i)                                     Each Sponsor Group shall be entitled to nominate one Director and one Appointed Director; provided, however, that if the Sponsors collectively cease to beneficially own, directly or indirectly through Vantage Investment I and Vantage Investment II, 50% or more of the outstanding Common Shares, then the Board of Directors will take the necessary steps through resignations of Appointed Directors and/or additions of independent directors to reduce Sponsor representation to a minority of the Board and comply with applicable NYSE and SEC requirements in accordance with Section 3.1(a)(iv); and provided, further, that following the time at which the Sponsors collectively cease to beneficially own, directly or indirectly through Vantage Investment I and Vantage Investment II, 50% or more of the outstanding Common Shares and/or the Company ceases to be a “controlled company” under the NYSE and SEC rules, if the beneficial ownership, directly or indirectly through Vantage Investment I and Vantage Investment II, of the Common Shares by any Sponsor Group falls below 16.67% of the outstanding Common Shares, then such Sponsor Group shall cause its respective Appointed Director to resign from the Board and thereafter shall not be entitled to designate an Appointed Director;

(ii)                                  If at any time a Sponsor Group indirectly ceases to beneficially own, directly or indirectly through Vantage Investment I and Vantage Investment II, 4% or more of the outstanding Common Shares, then such Sponsor Group will cause all of its respective designees to resign from the Board and shall thereafter not be entitled to designate any Directors; provided, however, that the Board, at its discretion, may consider retaining any such Director if it is deemed to be in the best interest of the Company and such Director receives requisite Holder approval;

(iii)                               The Sponsors, acting together, shall designate one additional “independent director” under the applicable NYSE and SEC independence rules no later than 90 days following the IPO and one additional “independent director” no later than the first anniversary of the IPO; and

(iv)                              As promptly as practicable but in any event within one year after the Company ceases to qualify as a “controlled company” under the NYSE rules, the

Sponsors shall use all reasonable efforts to ensure that a sufficient number of the members of the Board of Directors qualify as “independent directors” under NYSE rules to ensure that the Board of Directors (and committees thereof) complies with applicable NYSE independence rules.

(b)                                 The Company shall use all reasonable efforts to nominate the designees and to cause the designees nominated pursuant to Section 3.1(a) to be elected as members of the Board of Directors, and to permit each Sponsor Group to remove, replace or change its designees (including any Appointed Director that such Sponsor Group is then entitled to designate) from time to time and fill vacancies created by reason of death, removal or resignation of such designees, including by calling a special meeting of shareholders of the Company for the purpose of voting on any such nomination, removal, replacement or change.  The Sponsors Groups will agree to vote their shares through Vantage Investment I and Vantage Investment II in support of the election or removal, as applicable, of each other’s nominees for so long as their coordinated selling arrangements remain in place such that the Board of Directors shall be constituted in accordance with this Article III.

ARTICLE IV
TRANSFER OF SHARES

Section 4.1                                    Limitations on Transfer.

(a)                                 For so long as the aggregate number of shares held by Vantage Investment I and Vantage Investment II exceed 25% of the total Common Shares outstanding, no Common Shares may be Transferred by the Sponsors or the Key Investors without the approval of the Sponsor Groups in accordance with the procedures set forth in Section 4.1(a)(i) or Section 4.1(a)(ii) (as applicable); provided, that such prohibition shall not apply to Transfers required by law or to the Common Shares issued to the Key Investors in connection with the IPO pursuant to the Reorganization Agreement.

(i)                                     The ability of any Sponsor to Transfer (or cause the Transfer of) any Common Shares held by or distributed from Vantage Investment I shall require the approval of both Quantum and Riverstone, but not, for the avoidance of doubt, the approval of Lime Rock. In the event that Quantum and Riverstone determine to Transfer (or cause the Transfer of) any Common Shares held by or distributed from Vantage Investment I, then Quantum and Riverstone shall each Transfer (and shall cause the Transfer of) the same portion of Common Shares then held (directly or indirectly) by such Sponsors, and Lime Rock will be obligated to Transfer (and shall cause the Transfer of) the same portion of Common Shares then held (directly or indirectly) by Lime Rock.

(ii)                                  The ability of any Sponsor to Transfer (or cause the Transfer of) any Common Shares held by or distributed from Vantage Investment II shall require the approval of each of Quantum, Riverstone and Lime Rock, and each Sponsor will be obligated to Transfer (and shall cause the Transfer of) the same portion of Common Shares then held (directly or indirectly) by such Sponsor.

(iii)                               The approvals contemplated by Section 4.1(a)(i) and Section 4.1(a)(ii) shall in each case be made by the Sponsors that are members of Vantage Investment I or

Vantage Investment II, as applicable, acting together as the applicable Sponsor Groups that are required to approve of any Transfer pursuant to this Section 4.1(a).

(b)                                 During such time as the aggregate number of Common Shares held by Vantage Investment I and Vantage Investment II exceed 10% (but are not more than 25%) of the total Common Shares outstanding, each Sponsor may Transfer its Common Shares without prior approval from any Sponsor Group; provided that notice of any proposed Transfer shall be provided to the other Sponsor Groups at least three Business Days before such Transfer is to be initiated, and each Sponsor Group shall have the opportunity to participate in such Transfer in proportion to their respective holdings of Common Shares (on a pro rata basis as to the Common Shares then held by all Sponsors) at such time.

(c)                                  At such time as the aggregate number of shares held by Vantage Investment I and Vantage Investment II are 10% or less of the total Common Shares outstanding, each Sponsor may Transfer Common Shares without prior notice to any other Sponsors.

(d)                                 Any purported Transfer of Equity Securities in violation of this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

Section 4.2                                    Subsequent Secondary Sales and Distributions.

(a)                                 Without regard to Section 4.1, the Sponsors will collectively have the right prior to the second anniversary of the IPO to effect, directly or through Vantage Investment I and Vantage Investment II, one secondary offering of Equity Securities not to exceed $400 million (subject to adjustment as provided below) (the “Special Election”), which Special Election may be exercised by any two Sponsor Groups acting together; provided that (i) if the sale contemplated by the Special Election occurs prior to the first anniversary of the IPO, the net price per Equity Security must be at least 125% of the net IPO price per Equity Security, and (ii) if the sale contemplated by the Special Election occurs after the first anniversary but prior to the second anniversary of the IPO, the net price per Equity Security must be at least 100% of the net IPO price per Equity Security. Once a Special Election is exercised by the requisite Sponsor Groups, all Sponsors will be entitled to participate in such secondary offering in proportion to their aggregate indirect ownership of Common Shares through Vantage Investment I and Vantage Investment II; provided, that if a Sponsor elects not to participate in such secondary offering, the total amount of such secondary offering will be reduced by the proportionate Equity Securities allocable to such non-participating Sponsor and such Equity Securities will be distributed to such non-participating Sponsor in accordance with the applicable limited liability company agreement, using the net offering price for valuation, at the same time as the cash from the proceeds of such secondary offering are distributed. The Equity Securities distributed to any non-participating Sponsor will continue to be subject to the Transfer restrictions set forth herein.

(b)                                 Non-Sponsor Holders will be entitled to participate in any secondary offering (including pursuant to the Special Election) in proportion to their aggregate indirect ownership of Common Shares through Vantage Investment I and Vantage Investment II; provided, that if a non-Sponsor Holder elects not to participate in any such secondary offering, the total amount of such secondary offering will be reduced by the proportionate Equity Securities allocable to such non-participating non-Sponsor Holder, and such Equity Securities will be distributed to such non-participating non-Sponsor Holder in accordance with the applicable limited liability company agreement, using the net offering price for valuation, at the same time as the cash from the proceeds of such secondary offering are distributed.

Section 4.3                                    Restrictions on Non-Sponsor Holders.  For the avoidance of doubt, any Equity Securities held by a non-Sponsor Holder will be free from contractual restrictions on Transfer other than pursuant to (a) an applicable lock-up agreement executed in connection with such secondary sale, (b) the minimum stock ownership requirement contained in any applicable employment agreements or other contractual restrictions to which a Holder may be subject and (c) following the final distribution of Equity Securities pursuant to the Vantage Investment I LLC Agreement or the Vantage Investment II LLC Agreement (as applicable) in respect of Equity Securities distributed to the Key Investors in such distribution, the restrictions imposed by Section 4.1 (to the extent such restrictions are applicable at the time of any given Transfer following such final distribution).

ARTICLE V
MISCELLANEOUS

Section 5.1                                    Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 5.2                                    Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 5.3                                    Notices.  All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given (and shall be deemed to have been duly given upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)                                 if to the Company:

Vantage Energy Inc.

116 Inverness Drive East, Suite 107

Englewood, Colorado

Attention: President

Telephone: [        ]

Facsimile No.: [          ]

with a copy to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Keith Fullenweider

Telephone: (713) 758-3838

Facsimile No.: (713) 615-5085

(b)                                 if to Quantum:

c/o Quantum Energy Management IV, LP and Investment Partners

1401 McKinney Street, Suite 2700
Houston, Texas 77010
Attn: General Counsel

(c)                                  if to Riverstone:

Riverstone Holdings LLC
712 Fifth Avenue, 36th Floor
New York, New York 10019
Facsimile: (888) 801-9301
Attn: General Counsel

(d)                                 and if to Lime Rock:

Lime Rock Management
274 Riverside Ave., 3rd Floor
Westport, CT 06880
Attn: General Counsel

Each Holder, by written notice given to the Company in accordance with this Section 5.3, may change the address to which notices, other communications or documents are to be sent to such Holder.

Section 5.4                                    Group Status.  Each Holder acknowledges that it has, and agrees that it shall continue to, make independent decisions concerning the investment in the securities of the Company and exercising or refraining from exercising any rights hereunder and under applicable law and no inference, presumption or conclusion that such Holders constitute a “Group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder shall be raised from the fact that the Holders collectively may exercise or refrain from exercising any rights in the same manner, that such Holders may be represented by a single law firm or advisor or that any rights or agreements were negotiated with the Company at the same time or amended or modified with the Company and the Holders in the same or a similar manner or pursuant to a single document.

Section 5.5                                    Successors, Assigns and Transferees.  (a) Each Party may assign all or a portion of its rights hereunder to any Person to which such Party transfers, directly or indirectly, its ownership of all or any of its Registrable Securities; provided, that (i) no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement; (ii) the rights described under Section 2.1 shall not transfer to any Person unless such Person is a Permitted Transferee of the Holder transferring such rights; and (iii) the rights described under Article III, and the status of a Holder as a “Sponsor” for all purposes of this Agreement, shall not transfer to any Person unless such Person is a Permitted Transferee of the Holder transferring such rights.

(b)                                 The terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the Parties hereto and their respective successors.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a Party hereto any right, remedy or claim under or by virtue of this Agreement.

Section 5.6                                    Governing Law; Service of Process; Consent to Jurisdiction.  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK RELATING TO CHOICE OR CONFLICT OF LAWS.

(b)                                 To the fullest extent permitted by applicable law, each Party hereto (i) agrees that any claim, action or proceeding by such Party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 5.7                                    Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

Section 5.8                                    Amendment; Waiver.

(a)                                 This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, the Holders of a majority of Registrable Securities then outstanding and, so long as it or any of its Permitted Transferees are Holders, the Sponsors; provided, that any amendment that disproportionately adversely affects a Holder shall require the consent of such Holder.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 5.8(a), whether or not such Registrable Securities shall have been marked accordingly.

(b)                                 The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 5.9                                    Counterparts.  This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

VANTAGE ENERGY INC.

By:
Name:
Title:

VANTAGE ENERGY INVESTMENT I, LLC

By:
Name:
Title:

VANTAGE ENERGY INVESTMENT II, LLC

By:
Name:
Title:

Roger J. Biemans

Thomas B. Tyree, Jr.

[Signature Page to Form of Sponsor Shareholders’ Agreement]

QUANTUM ENERGY PARTNERS IV, LP

By:
Name:
Title:

Q-VANTAGE PARALLEL PARTNERS

By:
Name:
Title:

QEM IV DIRECT INVESTMENT PARTNERS

By:
Name:
Title:

QUANTUM V INVESTMENT PARTNERS

By:
Name:
Title:

[Signature Page to Form of Sponsor Shareholders’ Agreement]

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By:
Name:
Title:

C/R ENERGY VANTAGE III PARTNERSHIP, L.P.

By:
Name:
Title:

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:
Name:
Title:

C/R ENERGY COINVESTMENT III, L.P.

By:
Name:
Title:

RIVERSTONE V VANTAGE II HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to Form of Sponsor Shareholders’ Agreement]

LR-VANTAGE HOLDINGS, L.P.

By:
Name:
Title:

LR-VANTAGE HOLDINGS II, L.P.

By:
Name:
Title:

[Signature Page to Form of Sponsor Shareholders’ Agreement]